(10)(ii) Lease between DCA of Mechanicsburg, LLC and Pinnacle Health Hospitals dated July 24, 2001.

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT is made and entered in this 24 day of July, 2001, by and between Pinnacle Health Hospitals, a Pennsylvania Nonprofit Corporation having its principal place of business in Harrisburg, Pennsylvania ("Landlord"); and DCA of Mechanicsburg, LLC, a Pennsylvania limited liability company, having its principal place of business in Mechanicsburg, Pennsylvania ("Tenant").

         In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord does hereby Lease to Tenant, and Tenant does hereby Lease from Landlord, _____ [option from 3,500 to 5,300] gross square feet of office space located on the First Floor, 120 S. Filbert Street, Mechanicsburg, Pennsylvania (the "Premises") as more particularly described hereinafter.

                  ARTICLE 1. LEASE SPACE, TERM AND TERMINATION

         1.01. Leased Space. Tenant shall be entitled to full use of the Premises, as shown on the sketch plan attached hereto as Exhibit "A". The Premises contain approximately ______ gross square feet of space. Tenant, its employees, patients and invitees shall also have the use of 15 parking spaces at the side of the building closest to the premises and shall have access to additional spaces in the rear of the building, within the designated employee parking area.

         1.02. Term. Unless sooner terminated or extended as herein provided, the original Lease term for the Premises shall commence on the commencement date as defined below in Section 2.06, and extend for a period of seven (7) years (the "Term").

         1.03. Termination. This Lease may be terminated prior to its expiration date and in accordance with Article 6 of this Lease, by the non-defaulting party in accordance with Article 8 herein.

                                 ARTICLE 2. RENT

         2.01. Base Rent. During the Lease Term, Tenant shall pay base rent of $12.75 per square foot per annum, totaling $___________, payable in equal monthly installments of $___________ on the first day of each calendar month during the Term.

         2.02. Amortization of Buildout. Landlord, at Tenant's option, will supply the capital required for Tenant's buildout of the Space, up to a maximum of $60.00 per square foot not to exceed a total of $100,500. Any amounts advanced by Landlord shall be repaid on a monthly basis over the initial Term of the Lease, with a seven year amortization schedule at 8.0% interest.

         2.03. Renewals. After the initial Term as described above, Tenant has the option to renew this Lease for two additional five year terms by giving notice to Landlord at least ninety (90) days before expiration of the then current Term. For any renewal term, rent shall be adjusted as described in
Section 2.04.

         2.04. Rent Adjustments Initial Term and Renewal Terms. At the beginning of the second year of the Term and each year thereafter during the initial Term the then Base Rent for the year shall be adjusted upward by two (2%) percent over the previous year's rent.

         At the beginning of any renewal term hereof the then Base Rent for the year shall be adjusted upward by the same percentage as the most recently published Consumer Price Index - All Urban Consumers ("CPI-U") at the time of the renewal for all items for the Philadelphia area, U.S. Department of Labor, Bureau of Labor Statistics (1967 - 69 = 100) ("Recent Index") shall have increased over the said Consumer Price Index - All Urban Consumers published for 2001 ("Base Index"). This change is illustrated as follows:

         Increase in Rent = Recent Index - Base Index x Base Rent
                            -------------------------
                                   Base Index

         If said Consumer Price Index - All Urban Consumers in its present form is discontinued or if the basis on which it is now calculated shall be revised, Landlord and Tenant shall make an appropriate conversion of such revised index on the basis of conversion factors published by the Bureau of Labor Statistics; if such factors are not so obtainable, Landlord and Tenant shall request the Bureau of Labor Statistics to provide, when needed, an appropriate conversion adjustment which shall be applicable thereafter; if the Bureau of Labor Statistics is unable to or is unwilling to provide such appropriate conversion adjustment, then Landlord and Tenant shall in good faith, agree on a suitable substitute for the Consumer Price Index - All Urban Consumers, and if no agreement can be reached, each party shall select a disinterested arbitrator and the two arbitrators so chosen shall select a third disinterested arbitrator; the arbitrators so chosen shall select a substitute for the Consumer Price Index - All Urban Consumers. The rules of arbitration shall be set by the arbitrators, and the cost of arbitration shall be shared equally by Landlord and Tenant.

         2.05. Rental Payments. All rent payments (and obligations deemed additional rent) shall be received by Landlord on or before the first day of each month at the address listed in Section 12.12 below (or such other place as Landlord may from time to time designate in writing). Any payment not forwarded and received within ten days of its due date shall be subject to a two percent (2%) late charge. All payments shall be made without demand, setoff, abatement or other reduction.

         2.06. Rent Commencement. The Term and the payment of rent shall commence at the date that the Tenant obtains local and state approval and its Medicare provider number with respect to its Use (defined below). Notwithstanding anything herein to the contrary, prior to there being a Commencement Date, the service facilities and systems of the building serving the Premises shall be stubbed into the Premises and shall be in good operating condition and working order.

         2.07. Possession. Possession of the Premises includes the exclusive use of the same, together with the use, concurrent with any other occupants of the building, of the common hallways, stairs, elevators (if any), toilet rooms, parking areas, air conditioning, storage, waste removal, electric, heat, light and water. Tenant, its agents, invitees, employees, servants, visitors and patients shall have the right of ingress and egress to and from the said Premises and the building. Landlord covenants that it will not at any time during the Term or any renewal term become a party or consent to any action, proceeding or project with might in any manner compete or interfere with Tenant's business of providing dialysis services at the Premises, Tenant's Use of the Premises, or deprive Tenant, its agents, employees, servants, invitees

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

and visitors or patients of ingress and egress to or from the Premises or the building. Landlord shall not be prohibited from providing or arranging for provision of dialysis services at other sites.

         2.08. Renovation. The Tenant shall be responsible for all site preparations. Landlord shall provide Tenant with a complete set of architectural drawings or building plans in order for Tenant to renovate the Premises and to verify services coming into the building and the Premises.

         Landlord shall contribute up to a maximum of $5,000.00 or the actual expense, which ever is less, for an exterior walk and entranceway to the building and accessible to the Premises, to include a delivery entrance on the side of the building providing double door access directly into the Tenants space, so that the Premises are easily accessible for the delivery of supplies and the entrance and exit of non-ambulatory patients of Tenant.

         2.09. Use Availability. Landlord warrants to Tenant that the building within which the Premises are located is in an area which is zoned for the Use of the Premises as anticipated by the Tenant. Landlord will use its diligence in obtaining all necessary permits and licenses from all regulatory agencies for the continuous operation of its building within which the Premises are located, which will comply with and satisfy health and other governmental codes and regulations. It is understood and agreed that this Lease is specifically contingent and subject to Tenant being able to use the premises for its contemplated Use. If Tenant is unable to obtain the appropriate permits, variances, licenses and/or other approvals for the Use of the Premises, this Lease will automatically and immediately terminate and become null and void, and Landlord shall immediately return to Tenant all rental payments and other deposits heretofore made to Landlord.

                         ARTICLE 3. CONDUCT OF BUSINESS

         3.01. Tenant's Business. During the Term of this Lease, Tenant shall operate the Premises as a professional medical office for outpatient renal dialysis, and for no other purposes ("Use"), without Landlord's prior written consent, which consent shall not be arbitrarily withheld. Tenant's unauthorized Use of the Premises shall constitute an event of default, entitling Landlord to the remedies set forth in Article 8 below.

                   ARTICLE 4. MAINTENANCE, WASTE AND NUISANCE

         4.01. Building Maintenance. It is the intent of the parties, during the Term of this Lease and any extensions, to perform such maintenance and repair as is necessary to keep the buildings safe and in compliance with applicable ordinances and regulations. All such repairs and maintenance relating to the plumbing, heating, ventilation, and air conditioning equipment, roof, foundations, and structural aspects of the building, shall be the responsibility of Landlord. Any interior repairs; redecorating or repainting; maintenance; interior trash removal, including biohazardous waste removal; and cleaning services shall be Tenant's responsibility.

         4.02. Exterior and Common Area Maintenance. Landlord shall be responsible for paying all costs and expenses incurred in maintaining the grounds and parking areas in or about the premises. Such maintenance shall include, but not be limited to the following: all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting and striping the parking areas, snow removal and landscaping.

         4.03. Security Services. Any security services desired by Tenant for the protection of its property, personnel or operations shall be provided by Tenant at its expense.

               ARTICLE 5. OTHER OBLIGATIONS OF LANDLORD AND TENANT

         5.01. Taxes and Assessments. Landlord shall pay all taxes, special assessments, and governmental charges imposed during the Term of this Lease.

         5.02. Alterations, Additions, and Improvements. Tenant shall be totally responsible for the cost of any buildout and shall submit plans for Landlord's approval prior to initiating any work. Landlord hereby gives Tenant the option to have Landlord supply the capital necessary for the buildout and to amortize the cost over the initial Term of this Lease, as provided in Section
2.02 hereof. Any costs advanced by the Landlord, for the buildout, shall be payable to Landlord as Additional Rent. Tenant shall not make any other alterations, additions or improvements to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall not do or keep anything in or about the Premises which will increase the risk or the rate on the casualty insurance above that which exists on the date of execution of this lease.

         5.03. Signs. Landlord shall permit Tenant's installation of interior and exterior signs and directional devices identifying Tenant and its business, such signs to be reasonable in number, size and design and approved by Landlord prior to installation, which approval will not be unreasonably withheld.

         5.04. Utilities and Services. Landlord shall pay for utilities and services furnished to or used on the Premises, including but not limited to water, gas, oil, heat, electricity, non-biohazard trash removal, and sewerage, during the Lease Term and any renewal term. Tenant shall be responsible for the cost of telephone services provided on the Premises.

         5.05. Fixtures. Upon the expiration date of the Lease or any renewal term, Tenant shall remove all trade and plant fixtures, equipment, apparatus and other personalty purchased and/or installed by Tenant at its expense.

         5.06. Mechanic's Liens. No work which Landlord permits Tenant to do under this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed for the immediate use and benefit of Landlord, so that no mechanic's or other liens shall be allowed or charged against Landlord as a result of any consent given by Landlord to Tenant to improve the Premises. Tenant shall promptly pay all persons furnishing labor, work, and materials on behalf of Tenant or its contractor in or about the Premises. If any mechanic's or other liens shall at any time be filed against the Premises as a result of work, labor, services or materials performed or furnished on behalf of Tenant, or at its direction, Tenant shall immediately cause the same to be discharged of record. If Tenant shall fail to cause the discharge of any such lien, such failure shall be deemed an event of default, entitling Landlord to the remedies set forth in Article 8 below.

         5.07.  Insurance.

                (a) Tenant's Public Liability and Property Damage Insurance. At its sole cost and expense, Tenant shall purchase and maintain policies of comprehensive general liability insurance, covering the Premises generally, the business operated by Tenant in or about the Premises, and the contractual liability of Tenant under this Lease, in such form and with such insurers as are acceptable to Landlord. The policies shall be in such amounts as Landlord may require from time to time, but, in any event, shall have limits of at least $1,000,000.00 with respect to property damage; $1,000,000.00 with respect to death or personal injuries to any one person; and $2,000,000.00 arising out of any one occurrence. Such insurance may be included in a blanket policy or policies. Such policy or policies shall name Landlord and Tenant as named insureds and shall provide that any insurance proceeds be paid to Landlord and Tenant jointly, which proceeds shall be used to pay any property damage claims against Landlord and/or Tenant.

                (b) Fire and Casualty. Landlord shall, at its sole cost and expense, keep the Premises insured against loss or damage by fire, flood, and other casualty during the Term of this Lease.

                (c) Tenant's Workers' Compensation and Other Insurance. At its sole cost and expense, Tenant shall maintain any legally required limits of workers' compensation insurance on all persons which it employs and such other forms of insurance relating to Tenant's business as may be required by law.

                (d) Other Insurance Matters. All insurance maintained under this Lease shall be issued by companies authorized to do business in the Commonwealth of Pennsylvania, and shall contain an endorsement requiring 30 days' written notice to the named insured as for cancellation or change in the coverage, scope or amount of any policy. As an express condition of this Lease, on or before the commencement of the Term, Tenant shall furnish Landlord with certificates of all insurance to be maintained by Tenant during the Term. If Tenant does not maintain any requisite insurance in full force and effect, Landlord may notify Tenant of such failure, and if Tenant does not deliver to Landlord within 10 days after such notice a certification showing that all required insurance is in full force and effect, Landlord may secure the necessary insurance coverage. If Landlord elects to secure such coverage, Tenant agrees to reimburse Landlord on demand for any amount so paid, with 10 percent annual interest from the date of Landlord's payment until repaid by Tenant as part of the next monthly rental payment.

                       ARTICLE 6. DAMAGE AND CONDEMNATION

         6.01.  Fire and Casualty Damage.

                (a) Total Destruction. If, during the Term, the Premises are totally or substantially destroyed by fire, flood, or other casualty, or if such Premises are rendered totally or partially inaccessible or unusable for Tenant's use of the Premises, Tenant's sole remedy shall be the right to terminate this Lease without further liability of either party, provided Tenant is not then in default. Tenant shall be permitted to terminate the Lease under this subsection if, in Landlord's reasonable opinion, more than fifty percent (50%) of the Premises is destroyed or is rendered unusable for Tenant's Use. In such event, Tenant shall vacate the Premises within five days of the destruction, and Tenant's rental obligation shall abate (and this Lease shall terminate) upon such vacation, provided Tenant is not then in default.

                (b) Partial Damage. In Landlord's reasonable opinion, if less than fifty percent (50%) of the Premises is destroyed or is rendered unusable for Tenant's Use, the Lease shall continue, Landlord shall repair that damage as promptly as possible, but not more than 120 days from such damage, at Landlord's sole cost and expense, the rent shall be reduced pro rata to reflect the portion of the Premises which has been rendered unusable by fire, flood or other casualty, until the completion of such repair. If the damage cannot be repaired within 120 days, Tenant shall have the option to terminate the Lease in accordance with subparagraph (a) of this Section 6.01.

         6.02. Condemnation. During the Term or any extension thereof, if all or part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or if it should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Lease, effective as of the date Tenant vacates (or is required to vacate) the Premises. In such event, Landlord shall be entitled to receive the entire condemnation award for taking of the property and related damages; Tenant may initiate separate proceedings for the value of its Leasehold interest (if any).

                              ARTICLE 7. INDEMNITY

         Tenant agrees to the indemnify and hold Landlord harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from: (a) the use, conduct or management of Tenant's business in the Premises; (b) Tenant's breach or default of any term, condition or covenant of this Lease or Tenant's violation of any law relating to its use of the Premises; (c) the act, omission or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, or licensees in or about the Premises or the common areas thereon; (d) any accident, injury or damage, loss or theft of property in or about the Premises resulting from any act or omission of Tenant or its agents, contractors, employees, subtenants, invitees, customers, or licensees, except Landlord's negligence or intentional act; or (e) Tenant's failure to comply with any regulations, ordinances, codes, governmental orders or statutes relating to the Premises subject to Section 2.09. In the event of any action brought against Tenant and/or Landlord as the result of any such claim, Tenant at its sole cost and expense, upon notice from Landlord, will defend such action by counsel acceptable to Landlord.

         Landlord agrees to indemnify and hold Tenant harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from: (a) the use, conduct or management of Landlords or other tenants business in the premises; (b) Landlord's breach or default of any term, condition or covenant of this Lease or Landlord's or other tenants violation of any law relating to its use of the Premises; (c) the act, omission or negligence of Landlord, its agents, contractors, employees, subtenants, invitees, customers, or licensees in or about the Premises or the common areas thereon; (d) any accident, injury or damage, loss or theft of property in or about the Premises resulting from any act or omission of Landlord or its agents, contractors, employees, subtenants, invitees, customers, or licensees, except Tenant's negligence or intentional act; or (e) Landlord's failure to comply with any regulations, ordinances, codes, governmental orders or statutes relating to the Premises. In the event of any action brought against Tenant and/or Landlord as the result of any such claim, Landlord at its sole cost and expense, upon notice from Tenant, will defend such action by counsel acceptable to Tenant.

                         ARTICLE 8. DEFAULT AND REMEDIES

         8.01. Default by Tenant. The occurrence of any of the following shall constitute a material breach and a default by Tenant, entitling Landlord to the rights and remedies set forth below:

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                (a) If Tenant shall allow the rent to be in arrears and unpaid more than 10 days after receiving written notice of such delinquency.

                (b) Recordation of this Lease, assignment of Tenant's interest herein or subletting the Premises, or any portion thereof, in violation of this Lease.

                (c) Tenant's petitioning for relief under any chapter of the Bankruptcy Code, or the filing of any involuntary petition against Tenant, if the petition is not dismissed within 60 days of its filing.

                (d) Tenant's breach of any term, condition or covenant of this Lease, which continues uncured for a period of 30 days after Tenant receives written notice of such breach, provided Tenant has not challenged such allegation of breach in any appropriate forum.

                (e) Tenant's violation of any law pertaining to its operations on the Premises, including but not limited to those laws governing its use of the Premises or parking lot.

                (f) Tenant's failure to use the Premises in such manner as to permit Landlord's purchase of fire or other insurance at usual and customary rates.

                (g) Tenant's creating a lien, mortgage or other encumbrance against its Leasehold interest in the Premises, or Tenant's failure to subordinate his Leasehold interest to the interest of Landlord or Landlord's mortgagee.

         8.02. Landlord Remedies. In the event of Tenant's breach (with suitable non-disturbance provisions) and default under Section 8.01 above, Landlord, at its option, may exercise any or all of the following remedies:

                (a) Re-enter and take possession of the Premises, remove Tenant's property to storage at Tenant's expense, relet the Premises, or any part thereof, for all or any part of the remainder of the Lease Term, to a party satisfactory to Landlord, and at such monthly rental as Landlord may with reasonable diligence be able to secure. Should Landlord be unable to relet after reasonable effort to do so, or should such monthly rental be less than the rental Tenant was obliged to pay under this Lease (including obligations deemed additional rent and the expenses of reletting and storing Tenant's property), then Tenant shall pay the amount of such deficiency to Landlord, plus interest at 10 percent per annum until date of payment. It is understood, however, that Tenant's obligation to pay rent shall continue only for as long as Landlord does not demolish the buildings on the property and continues to attempt in good faith to relet the Leased Premises.

                (b) Enter judgment by confession in an amicable action of ejectment. TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND IN FAVOR OF LANDLORD FOR THE PREMISES AND TO DIRECT THE IMMEDIATE ISSUANCE OF A WRIT OF POSSESSION WITH A CLAUSE FOR ALL COSTS, PLUS REASONABLE ATTORNEYS' FEE, WAIVING ALL IRREGULARITIES AND WITHOUT FURTHER NOTICE OR LEAVE OF COURT.

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                (c) Enter a money judgment by confession. TENANT HEREBY
AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT ATAINST TENANT AND IN FAVOR OF LANDLORD FOR THE FULL AMOUNT OF ALL UNPAID RENT, PLUS ALL COSTS INCURRED IN REGAINING POSSESSION OF THE PREMISES, REMOVING AND STORING TENANT'S PROPERTY, PLUS INTEREST AT 10 PERCENT, REASONABLE ATTORNEYS' FEES AND COSTS OF SUIT, WITH FULL RELEASE OF ERRORS AND WAIVER OF ANY RIGHT TO EXEMPTION.

                (d) To cure any breach or default by Tenant at Tenant's costs. If, as a result of Tenant's breach or default, Landlord is required to pay any sum or to perform any act requiring a monetary payment, then such sum shall be deemed immediately due from Tenant to Landlord, and shall bear interest at the maximum legal rate from the date of Landlord's initial payment until Tenant fully reimburses Landlord. The sums advanced by Landlord and reimbursed by Tenant (inclusive of interest) shall be deemed additional rent.

                (e) In the event of Tenant's breach or threatened breach of any of the terms and conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, regardless of whether other remedies, damages, or indemnity are provided by law; and

                (f) Exercise any other remedy available to Landlord at law or in equity.

         All rights and remedies of Landlord under this Lease shall be cumulative, and the exercise of any one or more of them shall not be deemed to exclude any other right or remedy. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises. Judgments under the foregoing warrants for money judgment and ejectment may be entered on the original or photocopies of this Lease as many times as may be necessary to secure possession of the Premises and payment of all sums due hereunder.

         8.03. Default by Landlord. Landlord's breach of any term, condition or covenant of this Lease, including but not limited to unreasonably withholding consents, failure to maintain the building and the Premises as required by this Lease, failure to use due care with respect to the persons and property of Tenant, failure of Landlord's warranties as to the good operating condition of the services to the Premises, and otherwise interfering with, whether negligently or intentionally, the business of the Tenant and its peaceable and quiet enjoyment of the Premises, which continues uncured for a period of twenty
(20) days after Landlord receives written notice of such breach, shall constitute a material breach and a default by Landlord, entitling Tenant to any and all rights and remedies available at law or in equity.

         8.04.  Tenant Remedies.

                (a) Notwithstanding anything to the contrary contained in
Article 4 of this Lease, if Landlord shall fail to perform any repair obligations required under this Lease within a reasonable time following Tenant's written request for such repairs, or if Landlord shall fail to promptly perform any repairs required under this Lease of an emergency condition, then Tenant may elect to make such repairs at Landlord's expense. Landlord shall promptly reimburse Tenant for the cost of such repairs. In the event that Landlord fails to promptly reimburse Tenant for the cost of such repairs, Tenant shall have at its option the right to deduct the costs, including interest at the maximum legal rate, from the rent.

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                (b) All sums reasonably incurred by Tenant in connection with any default by Landlord under this Lease, including without limitation all costs, expenses and reasonable attorney's fees shall be deemed immediately due from Landlord to Tenant, and shall bear interest at the maximum legal rate.

         All rights and remedies of Tenant under this Lease shall be cumulative and not exclusive. Nothing in this Lease shall be construed to limit remedies available to Tenant at law or in equity. No delay or omission to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Landlord.

                        ARTICLE 9. INSPECTION BY LANDLORD

         During the term or any extension thereof, Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times upon reasonable written notice, and in a reasonable manner for the purpose: (a) inspecting the Premises or making improvements, repairs or alterations to the building or Premises; (b) making surveys or engineering studies, or any other activity related to Landlord's obligations under this Lease, or Landlord's intended use of the Premises after the expiration of any term.

               ARTICLE 10. ASSIGNMENT, SUBLETTING AND RECORDATION

         10.01. Assignment and Subletting by Landlord. Landlord shall have the unlimited right to assign this Lease, or any interest herein.

         10.02. Assignment and Subletting by Tenant. Tenant shall have the privilege of assigning or subletting the Premises to another who has the approximate capitalization or financial condition of Tenant at the time of execution of this Lease, after first obtaining written consent of Landlord, such consent to be reasonable and shall not be arbitrarily withheld. Notwithstanding any provisions hereof, Tenant may assign or sublet the Premises or any portion thereof, without Landlord's consent, to (i) Tenant's medical director and similar physician; and (ii) any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such subletting or assignment shall terminate from that time on any and all liabilities and obligations of Tenant to pay rent or perform under the Lease. Consent to one assignment or subletting by Landlord shall not be deemed consent to any subsequent assignment or subletting.

         10.03. Recordation. Tenant shall be prohibited from recording this Lease without Landlord's prior written consent, other than required by law, or the Securities Exchange Commission.

                           ARTICLE 11. QUIET ENJOYMENT

         11.01. Quiet Enjoyment. Tenant, on paying the rent and keeping and performing under the Lease, shall and may peaceably and quietly enjoy the Premises for the Lease Term and any renewal term, as against any person claiming the same by, through or under Landlord, subject to the legal requirements and the provisions of this Lease. Landlord shall use reasonable efforts to have other tenants comply with their applicable rules and regulations. This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors or assigns.

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

                            ARTICLE 12. MISCELLANEOUS

         12.01. Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by the Lease.

         12.02. Pennsylvania Law to Apply. This Lease shall be construed under and in accordance with the laws of Pennsylvania, and all obligations of the parties created hereunder are performable in Dauphin county, Pennsylvania.

         12.03. Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         12.04. Prior Agreements Superseded. This Lease constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties regarding Lease of the Premises.

         12.05. Amendment. No amendment, modification, or alteration of the terms hereof shall be binding, unless in writing, dated subsequent to the date of this Lease, and signed by both Landlord and Tenant or their authorized agents.

         12.06. Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         12.07. Waiver of Default. No waiver by the parties of a default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach or default or of any other term, condition, or covenant contained herein.

         12.08. Attorneys' Fees. If either party breaches its obligation hereunder and the other party initiates judicial proceedings to remedy such breach or otherwise enforce its right hereunder, then the prevailing party will be entitled to reasonable attorney's fees in connection with such proceedings.

         12.09. Excuses. Neither Tenant nor Landlord shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by any governmental authority, civil riot, and any other cause not reasonably within the control of Tenant or Landlord and which by the exercises of due diligence Tenant or Landlord is unable, wholly or in part, to prevent or overcome.

         12.10. Time of Essence. Time is deemed to be of the essence of the Lease.

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

         12.11. Additional Rent. All sums of money or charges required to be paid by Tenant under this Lease, whether or not designated as "additional rent", shall for all purposes be deemed to be and shall be paid by Tenant as rent. If any such payment or charge is not paid when due, it shall be payable with the regular monthly installment of minimum rent due immediately thereafter.

         12.12. Notices. All notices or demands required or permitted to be given or served under this Lease shall be deemed to have been given or served provided that same is delivered by hand or certified mail as follows:

To Landlord at:                        Pinnacle Health System
                                       17 South Market Square
                                       P.O. Box 8700
                                       Harrisburg, PA 17105-8700
                                       Attn: Carol Helt

To Tenant at:                          DCA of Mechanicsburg, LLC
                                       1344 Ashton Rd. #201
                                       Hanover, MD 21076

         12.13. Board Approval. The enforceability of this Lease, and Landlord's rights and obligations hereunder, shall be contingent upon receiving approval to enter into the Lease by the Board of Directors of Pinnacle Health Hospitals, or its corporate parent, Pinnacle Health System, within 30 days of execution hereof.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Landlord and Tenant, by their duty authorized officers, execute this Lease on the day, month and year first above written.

WITNESS:                               PINNACLE HEALTH HOSPITALS


/s/ VIAN POTTEIGER                     BY: /s/ CHRISTOPHER P. MARCLAY
------------------------------             ------------------------------
                                           Christopher P. Marclay
                                           (Landlord) VP & Secretary

WITNESS:                               DCA OF MECHANICSBURG, LLC


/s/ KIMBERLY A. WAXER                  BY: /s/ STEPHEN W. EVERETT
------------------------------             ------------------------------
                                           Stephen W. Everett
                                           (Tenant)

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